Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports first quarter fiscal 2024 results

•	First quarter performance exceeded the Company’s expectations

•	FY’24 financial guidance reiterated, highlighted by 20% adjusted EPS growth at the mid-point

•	Design backlog increased by 9% to a record high, including all-time highs across the largest markets

•	Segment adjusted operating margin set a first quarter record, driven by high-returning organic NSR growth

•	Strong cash flow enabled nearly $100 million of capital returns to shareholders

DALLAS (February 5, 2024) — AECOM (NYSE:ACM), the world’s trusted infrastructure consulting firm, today reported first quarter fiscal 2024 results.

	First Quarter Fiscal 2024
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,900	--	15%	--
Net Service Revenue (NSR)[2]	--	$1,708	--	7%
Operating Income	$163	$223	7%	17%
Segment Operating Margin[3] (NSR)	--	15.0%	--	+100	bps
Net Income	$97	$144	11%	22%
EPS (Fully Diluted)	$0.71	$1.05	15%	25%
EBITDA[4]	--	$251	--	14%
Operating Cash Flow	$143	--	19%	--
Free Cash Flow[5]	--	$87	--	4%
Design Backlog	$21,847	--	9%[6]	--

First Quarter Fiscal 2024 Highlights

•	Revenue increased 15% to $3.9 billion, operating income increased 7% to $163 million, the operating margin decreased 30 basis points to 4.2%, net income increased 11% to $97 million and diluted earnings per share increased 15% to $0.71; results included a ($29) million after-tax adjustment to the fair value of AECOM Capital investments.

•	Organic net service revenue[2] in the design business increased by 9% in the Americas and 8% overall.

•	The segment adjusted[1] operating margin[3] on an NSR basis increased by 100 basis points to 15.0%, which marked a new first quarter high.

‒	Margin expansion was driven by high-returning organic growth; the Company reaffirmed its 17% long-term margin goal.

•	Adjusted[1] EBITDA[4] and adjusted[1] EPS increased by 14% and 25%, reflecting the benefits from high-returning organic growth initiatives, expanding profitability and a returns-focused capital allocation policy.

•	Total design backlog increased by 9%[6] to a new record, driven by a near record win rate and continued strong end market trends.

‒	Contracted backlog in the design business increased by 17%[6], which is supported by funding strength across the Company’s key geographies.

‒	The share of trailing twelve-month wins valued at $25 million or greater expanded further and remains at an all-time high, which reflects the benefits of the Company’s strategy that has expanded its addressable market and contributed to high win rates on larger pursuits.

Cash Flow, Balance Sheet and Capital Allocation Update

•	Operating cash flow was $143 million and free cash flow[5] was $87 million, which enabled the return of nearly $100 million to shareholders in the first quarter through repurchases and dividend payments.

•	Including share repurchases executed through March 2024, the Company has repurchased $1.8 billion of stock since the program commenced in September 2020.

•	The Company affirmed its commitment to its returns-focused capital allocation policy, which includes prioritizing investments in organic growth followed by share repurchases and dividends.

–	This includes continued share repurchases under the $1 billion share repurchase authorization that was approved by its Board of Directors in November 2023.

–	This also included the 22% increase in the Company’s quarterly dividend payment in January, consistent with its long-term commitment to double-digit annual increases.

Fiscal 2024 Financial Guidance

•	Building on a strong first quarter and positive momentum across the Company’s end markets, AECOM reiterated its financial guidance for fiscal 2024, which includes expectations for strong organic NSR[2] growth, a record segment adjusted[1] operating margin[3], and double-digit adjusted[1] earnings per share growth. The Company’s guidance also includes expectations for:

–	Organic NSR[2] growth of approximately 8% to 10%.

–	A segment adjusted[1] operating margin[3] of approximately 15.6%, representing a 90 basis point increase from fiscal 2023.

–	Adjusted[1] EBITDA[4] of between $1,065 million and $1,105 million, representing a 13% increase at the mid-point over fiscal 2023.

–	Adjusted[1] EPS of between $4.35 and $4.55, representing a 20% increase at the mid-point over fiscal 2023.

•	Other assumptions incorporated into guidance:

–	Reflecting the highly cash generative nature of its Professional Services business, the Company expects 100%+ adjusted[1] net income to free cash flow[5] conversion.

–	An average fully diluted share count of 138 million, which reflects only shares repurchased to-date, though the Company intends to continue repurchasing stock that would provide a benefit to per share earnings.

–	An adjusted effective tax rate of between 24% and 26% for the full year.

▪	This includes an expected adjusted effective tax rate in the high 20%’s in the second and third fiscal quarters, consistent with last year’s phasing.

•	The Company expects to deliver a return on invested capital[7] (ROIC) of approximately 20% in fiscal 2024.

“Our strong first quarter performance reflects the strength of our strategy and culture, which is focused on winning what matters and collaborating to bring the best of our technical resources to our clients globally,” said Troy Rudd, AECOM’s chief executive officer. “We delivered a record design backlog, strong organic NSR growth, record first quarter margins and strong free cash flow. Importantly, funding growth in our largest markets is accelerating, we are organically gaining market share as evident in our near record high win rates, and we are expanding our addressable share of the highest-value elements of our clients’ most critical investments through our Program Management and advisory business. All of this positions us to deliver on both our financial guidance for fiscal 2024 and on our long-term financial framework to outgrow the market organically and deliver double-digit annual compounding of per share earnings and cash flow.”

“Through our Think and Act Globally strategy, we have created a competitive advantage at a time when investments are increasing across our largest and most profitable markets,” said Lara Poloni, AECOM’s president. “The megatrends of global infrastructure investment, sustainability and resilience, and the energy transition are firmly intact and through our culture of collaboration and innovation, along with the benefits of our Day 1, Day 2, and Day 3 strategy, our teams are ideally suited to continue to gain organic market share and outperform the overall market.”

“We have created an algorithm for superior shareholder value creation by focusing our time and capital on high-returning organic growth opportunities, investing in innovation, and executing on our disciplined returns-focused capital allocation policy,” said Gaurav Kapoor, AECOM’s chief financial and operations officer. “As our recently authorized $1 billion share repurchase program demonstrates, we believe there is a substantial value creation opportunity ahead as we execute on our strategy.”

Business Segments

Americas

Revenue in the first quarter was $3.0 billion. Net service revenue2 was $978 million and included 9% growth in the design business, driven primarily by growth in the Company’s transportation, water and program management businesses.

Operating income increased by 7% over the prior year to $175 million. On an adjusted1 basis, operating income increased by 6% to $179 million. The adjusted operating margin on an NSR2 basis of 18.3% included a 10 basis point increase over the prior year and a new first quarter record, reflecting the underlying strength of the business, positive impacts of growth, and ongoing reinvestment in long-term organic growth initiatives including our teams, key hires, business development and digital innovation.

International

Revenue in the first quarter was $861 million. Net service revenue2 was $730 million, an 8% increase from the prior year, which included growth across all of the Company’s largest geographies.

Operating income increased by 40% over the prior year to $77 million. On an adjusted1 basis, operating income increased by 40% to $77 million. The adjusted operating margin on an NSR2 basis increased by 230 basis points over the prior year to 10.6%, which set a new quarterly record for the International segment as the Company executes on its continuous improvement initiatives.

Backlog

Backlog in the design business increased by 9%6 to $21.8 billion to a new record and included strong growth in both the Americas and International segments, which reflected a continued near all-time high win rate. Contracted backlog in the design business increased by 17%6, and when combined with continued strong pipeline growth, provides for substantial visibility.

Balance Sheet

As of December 31, 2023, AECOM had $1.2 billion of total cash and cash equivalents, $2.2 billion of total debt and $1.0 billion of net debt (total debt less cash and cash equivalents). Net leverage8 was 0.9x.

Tax Rate

The effective tax rate was 19.5% in the first quarter. On an adjusted1 basis, the effective tax rate was 22.0%. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income9. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 8 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends, and outlook. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 Reflects segment operating performance, excluding AECOM Capital and G&A.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment.

6 On a constant-currency basis.

7 Return on invested capital, or ROIC, reflects continuing operations and is calculated as the sum of adjusted net income as presented in the Company’s Regulation G Information and adjusted interest expense, net of interest income, divided by average quarterly invested capital as defined as the sum of attributable shareholder’s equity and total debt, less cash and cash equivalents.

8 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

9 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy, and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical and digital expertise, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $14.4 billion in fiscal year 2023. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; potential government shutdowns or other funding circumstances that may cause governmental agencies to modify, curtail or terminate our contracts; losses under fixed-price contracts; limited control over operations that run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs, geopolitical events, and conflicts; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; managing pension costs; AECOM Capital real estate development projects; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas businesses, including the risk that any purchase adjustments from those transactions could be unfavorable and result in any future proceeds owed to us as part of the transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, segment adjusted operating margin, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted operating income, adjusted net income, adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present net service revenue (NSR) to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.  We present adjusted tax rate to reflect the tax rate on adjusted earnings. We also use constant-currency growth rates where appropriate, which are calculated by conforming the current period results to the comparable period exchange rates.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.  The Company is unable to provide a reconciliation of its guidance for NSR to GAAP revenue because it is unable to predict with reasonable certainty its pass-through revenue.

AECOM

Consolidated Statement of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31, 2022	December 31, 2023	% Change
Revenue	$3,382,355	$3,899,920	15.3%
Cost of revenue	3,167,367	3,655,950	15.4%
Gross profit	214,988	243,970	13.5%
Equity in earnings (losses) of joint ventures	9,829	(28,941)	(394.4)%
General and administrative expenses	(35,612)	(35,724)	0.3%
Restructuring costs	(37,459)	(16,180)	(56.8)%
Income from operations	151,746	163,125	7.5%
Other income	1,984	2,569	29.5%
Interest income	5,886	12,102	105.6%
Interest expense	(36,700)	(41,257)	12.4%
Income from continuing operations before taxes	122,916	136,539	11.1%
Income tax expense for continuing operations	25,765	26,658	3.5%
Income from continuing operations	97,151	109,881	13.1%
Loss from discontinued operations	(388)	(1,287)	231.7%
Net income	96,763	108,594	12.2%
Net income attributable to noncontrolling interests from continuing operations	(9,644)	(13,117)	36.0%
Net loss (income) attributable to noncontrolling interests from discontinued operations	826	(1,039)	(225.8)%
Net income attributable to noncontrolling interests	(8,818)	(14,156)	60.5%
Net income attributable to AECOM from continuing operations	87,507	96,764	10.6%
Net income (loss) attributable to AECOM from discontinued operations	438	(2,326)	(631.1)%
Net income attributable to AECOM	$87,945	$94,438	7.4%

Net income (loss) attributable to AECOM per share:
Basic continuing operations per share	$0.63	$0.71	12.7%
Basic discontinued operations per share	—	(0.02)	NM
Basic earnings per share	$0.63	$0.69	9.5%

Diluted continuing operations per share	$0.62	$0.71	14.5%
Diluted discontinued operations per share	0.01	(0.02)	(300.0)%
Diluted earnings per share	$0.63	$0.69	9.5%

Weighted average shares outstanding:
Basic	138,687	135,897	(2.0)%
Diluted	140,642	137,101	(2.5)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2023	December 31, 2023
Balance Sheet Information:
Total cash and cash equivalents	$1,260,206	$1,192,260
Accounts receivable and contract assets, net	4,069,504	4,269,023
Working capital	319,228	279,546
Total debt, excluding unamortized debt issuance costs	2,217,255	2,214,970
Total assets	11,233,398	11,389,921
Total AECOM stockholders’ equity	2,212,332	2,247,296

AECOM

Reportable Segments

(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended December 31, 2023:
Revenue	$3,038,683	$861,041	$196	$—	$3,899,920
Cost of revenue	2,867,708	788,242	—	—	3,655,950
Gross profit	170,975	72,799	196	—	243,970
Equity in earnings (losses) of joint ventures	3,658	4,282	(36,881)	—	(28,941)
General and administrative expenses	—	—	(2,451)	(33,273)	(35,724)
Restructuring costs	—	—	—	(16,180)	(16,180)
Income (loss) from operations	$174,633	$77,081	$(39,136)	$(49,453)	$163,125

Gross profit as a % of revenue	5.6%	8.5%			6.3%

Contracted backlog	$18,196,458	$4,306,154	$—	$—	$22,502,612
Awarded backlog	13,643,939	2,061,613	—	—	15,705,552
Unconsolidated JV backlog	1,599,860	—	—	—	1,599,860
Total backlog	$33,440,257	$6,367,767	$—	$—	$39,808,024

Total backlog – Design only	$15,478,792	$6,367,767	$—	$—	$21,846,559

Three Months Ended December 31, 2022:
Revenue	$2,579,311	$802,796	$248	$—	$3,382,355
Cost of revenue	2,416,406	750,961	—	—	3,167,367
Gross profit	162,905	51,835	248	—	214,988
Equity in earnings of joint ventures	883	3,298	5,648	—	9,829
General and administrative expenses	—	—	(2,678)	(32,934)	(35,612)
Restructuring costs	—	—	—	(37,459)	(37,459)
Income from operations	$163,788	$55,133	$3,218	$(70,393)	$151,746

Gross profit as a % of revenue	6.3%	6.5%			6.4%

Contracted backlog	$19,238,125	$3,930,046	$—	$—	$23,168,171
Awarded backlog	15,680,479	1,751,686	—	—	17,432,165
Unconsolidated JV backlog	224,259	—	—	—	224,259
Total backlog	$35,142,863	$5,681,732	$—	$—	$40,824,595

Total backlog – Design only	$14,218,518	$5,681,732	$—	$—	$19,900,250

AECOM

Regulation G Information

(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended
	December 31, 2022	September 30, 2023	December 31, 2023
Americas
Revenue	$2,579.3	$2,936.7	$3,038.7
Less: Pass-through revenue	1,655.6	1,932.2	2,061.0
Net service revenue	$923.7	$1,004.5	$977.7

International
Revenue	$802.8	$905.2	$861.0
Less: Pass-through revenue	133.9	182.8	131.1
Net service revenue	$668.9	$722.4	$729.9

Segment Performance (excludes ACAP)
Revenue	$3,382.1	$3,841.9	$3,899.7
Less: Pass-through revenue	1,789.5	2,115.0	2,192.1
Net service revenue	$1,592.6	$1,726.9	$1,707.6

Consolidated
Revenue	$3,382.4	$3,842.4	$3,899.9
Less: Pass-through revenue	1,789.5	2,115.0	2,192.1
Net service revenue	$1,592.9	$1,727.4	$1,707.8

Reconciliation of Total Debt to Net Debt

	Balances at
	December 31, 2022	September 30, 2023	December 31, 2023
Short-term debt	$4.6	$3.1	$3.2
Current portion of long-term debt	48.4	86.4	88.4
Long-term debt, excluding unamortized debt issuance costs	2,172.8	2,127.8	2,123.4
Total debt	2,225.8	2,217.3	2,215.0
Less: Total cash and cash equivalents	1,160.4	1,260.2	1,192.3
Net debt	$1,065.4	$957.1	$1,022.7

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	December 31, 2022	September 30, 2023	December 31, 2023
Net cash provided by operating activities	$120.0	$285.2	$143.1
Capital expenditures, net	(36.3)	(22.3)	(56.2)
Free cash flow	$83.7	$262.9	$86.9

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended
	Dec 31, 2022	Sep 30, 2023	Dec 31, 2023
Reconciliation of Income from Operations to Adjusted Income from Operations
Income from operations	$151.7	$80.3	$163.1
Noncore AECOM Capital (income) loss	(3.2)	1.9	39.1
Restructuring costs	37.5	137.9	16.2
Amortization of intangible assets	4.7	4.6	4.6
Adjusted income from operations	$190.7	$224.7	$223.0

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
Income from continuing operations before taxes	$122.9	$56.8	$136.5
Noncore AECOM Capital (income) loss	(3.2)	1.9	39.1
Restructuring costs	37.5	137.9	16.2
Amortization of intangible assets	4.7	4.6	4.6
Financing charges in interest expense	1.2	1.2	1.3
Adjusted income from continuing operations before taxes	$163.1	$202.4	$197.7

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax expense for continuing operations	$25.8	$9.2	$26.6
Tax effect of the above adjustments(1)	9.4	38.4	14.0
Adjusted income tax expense for continuing operations	$35.2	$47.6	$40.6

(1) Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interests (NCI) from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(9.6)	$(13.7)	$(13.1)
Amortization of intangible assets included in NCI	(0.2)	(0.1)	(0.2)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(9.8)	$(13.8)	$(13.3)

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net income attributable to AECOM from continuing operations	$87.5	$33.9	$96.8
Noncore AECOM Capital (income) loss	(3.2)	1.9	39.1
Restructuring costs	37.5	137.9	16.2
Amortization of intangible assets	4.7	4.6	4.6
Financing charges in interest expense	1.2	1.2	1.3
Tax effect of the above adjustments(1)	(9.4)	(38.4)	(14.0)
Amortization of intangible assets included in NCI	(0.2)	(0.1)	(0.2)
Adjusted net income attributable to AECOM from continuing operations	$118.1	$141.0	$143.8

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended
	Dec 31, 2022	Sep 30, 2023	Dec 31, 2023
Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net income attributable to AECOM from continuing operations per diluted share	$0.62	$0.24	$0.71
Per diluted share adjustments:
Noncore AECOM Capital (income) loss, net of NCI	(0.02)	0.01	0.29
Restructuring costs	0.27	0.99	0.12
Amortization of intangible assets	0.03	0.03	0.03
Financing charges in interest expense	0.01	0.01	0.01
Tax effect of the above adjustments(1)	(0.07)	(0.27)	(0.11)
Adjusted net income attributable to AECOM from continuing operations per diluted share	$0.84	$1.01	$1.05
Weighted average shares outstanding – basic	138.7	138.1	135.9
Weighted average shares outstanding – diluted	140.6	139.4	137.1

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to EBITDA and to Adjusted EBITDA and to Adjusted Income from Operations
Net income attributable to AECOM from continuing operations	$87.5	$33.9	$96.8
Income tax expense	25.8	9.2	26.6
Depreciation and amortization	43.4	44.6	43.1
Interest income, net of NCI	(5.9)	(15.8)	(10.7)
Interest expense	36.7	41.4	41.3
Amortized bank fees included in interest expense	(1.2)	(1.2)	(1.2)
EBITDA	$186.3	$112.1	$195.9
Noncore AECOM Capital (income) loss, net of NCI	(3.2)	1.9	39.1
Restructuring costs	37.5	137.9	16.2
Adjusted EBITDA	$220.6	$251.9	$251.2
Other income	(2.0)	(2.2)	(2.6)
Depreciation	(37.7)	(38.8)	(37.5)
Noncontrolling interests in income of consolidated subsidiaries	9.6	13.7	13.1
Interest income included in NCI	—	—	(1.4)
Amortization of intangible assets included in NCI	0.2	0.1	0.2
Adjusted income from operations	$190.7	$224.7	$223.0

Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Americas Segment:
Income from operations	$163.8	$186.2	$174.6
Amortization of intangible assets	4.4	4.3	4.3
Adjusted income from operations	$168.2	$190.5	$178.9

International Segment:
Income from operations	$55.1	$71.9	$77.1
Amortization of intangible assets	0.3	0.3	0.3
Adjusted income from operations	$55.4	$72.2	$77.4

Segment Performance (excludes ACAP and G&A):
Income from operations	$218.9	$258.1	$251.7
Amortization of intangible assets	4.7	4.6	4.6
Adjusted income from operations	$223.6	$262.7	$256.3

AECOM

Regulation G Information

FY2024 GAAP EPS Guidance based on Adjusted EPS Guidance
(all figures approximate)

Fiscal Year End 2024
GAAP EPS guidance	$3.63 to $3.95
Adjusted EPS excludes:
Amortization of intangible assets	$0.13
Amortization of deferred financing fees	$0.04
Noncore AECOM Capital	$0.28
Restructuring expenses	$0.51 to $0.36
Tax effect of the above items	($0.24) to ($0.21)
Adjusted EPS guidance	$4.35 to $4.55

FY2024 GAAP Net Income from Continuing Operations Guidance based on Adjusted EBITDA Guidance
(in millions, all figures approximate)

Fiscal Year End 2024
GAAP net income from continuing operations guidance	$561 to $595
Net income attributable to noncontrolling interest from continuing operations	($60) to ($50)
Net income attributable to AECOM from continuing operations	$501 to $545
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$18
Amortization of deferred financing fees	$5
Noncore AECOM Capital	$39
Restructuring expenses	$70 to $50
Tax effect of the above items	($33) to ($29)
Adjusted net income attributable to AECOM from continuing operations	$600 to $628
Adjusted EBITDA excludes:
Depreciation	$152
Adjusted interest expense, net	$115
Tax expense, including tax effect of above items	$198 to $210
Adjusted EBITDA guidance	$1,065 to $1,105

FY2024 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance
(in millions, all figures approximate)

Fiscal Year End 2024
GAAP interest expense guidance	$155
Finance charges in interest expense	($5)
Interest income, net of NCI	($35)
Adjusted net interest expense guidance	$115

FY2024 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance
(in millions, all figures approximate)

Fiscal Year End 2024
GAAP income tax expense guidance	$165 to $181
Tax effect of adjusting items	$33 to $29
Adjusted income tax expense guidance	$198 to $210

AECOM

Regulation G Information

FY2024 GAAP Income from Operations as a % of Revenue Guidance based on Segment Adjusted Operating Income as a % of Net Service Revenue Guidance
(all figures approximate)

Fiscal Year End 2024
Income from operations as a % of revenue	5.9%
Pass-through revenues	8.3%
Amortization of intangible assets	0.1%
Corporate net expense	0.9%
Restructuring expenses*	0.4%
Segment adjusted operating income as a % of net service revenue	15.6%

* Based on midpoint of FY2024 guidance